Exhibit 99.1

  Corrected Transcript

20-Feb-2019

American Water Works Co., Inc. (AWK)

Q4 2018 Earnings Call

Total Pages: 15
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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

CORPORATE PARTICIPANTS

Edward D. Vallejo	Walter Lynch
Vice President-Investor Relations, American Water Works Co., Inc.	Executive Vice President and Chief Operating Officer, American Water Works Co., Inc.

Susan N. Story	Linda G. Sullivan
President, Chief Executive Officer & Director, American Water Works Co., Inc.	Executive Vice President and Chief Financial Officer, American Water Works Co., Inc.

OTHER PARTICIPANTS

Angie Storozynski	Richard A. Verdi
Analyst, Macquarie Capital (USA), Inc.	Analyst, Coker & Palmer, Inc.

Durgesh Chopra
Analyst, Evercore ISI

MANAGEMENT DISCUSSION SECTION

Operator: Good morning and welcome to American Water’s Fourth Quarter 2018 Earnings Conference Call. As a reminder, this call is being recorded and is also being webcast with an accompanying slide presentation through the company’s Investor Relations website.

Following the earnings conference call, an audio archive of the call will be available through February 27, 2019. U.S. callers may access the audio archive toll-free by dialing the following number, 1-877-344-7529. International callers may listen by dialing 1-412-317-0088. The access code for replay is 10128489. The online webcast will be available at American Water’s Investor Relations homepage at http://ir.amwater.com.

I would now like to introduce you to the host for today’s call, Ed Vallejo, Vice President of Investor Relations. Mr. Vallejo, you may begin.

Edward D. Vallejo

Vice President-Investor Relations, American Water Works Co., Inc.

Thank you, Phil, and good morning, everyone, and thank you for joining us for today’s call. As usual, we’ll keep the call to about an hour. And at the end of our prepared remarks, we will open the call to any of your questions.

Now, during the course of this conference call, both in our prepared remarks and answers to your questions, we may make forward-looking statements that represent our expectations regarding our future performance or other future events. Now, these statements are predictions based upon our current expectations, estimates, and assumptions.

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

However, since these statements deal with future events, they are subject to numerous known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from the results indicated or implied by such statements. Additional information regarding these risks, uncertainties, and other factors, as well as a more detailed analysis of our financials and other important information is provided in the earnings release and in our December 31, 2018 Form 10-K, each as filed with the SEC.

Reconciliations for non-GAAP financial information discussed on this conference call including adjusted income, adjusted earnings per share, adjusted return on equity and our adjusted Regulated O&M efficiency ratio can be found in our earnings release and in the appendix of the slide deck for this call. Also, this slide deck has been posted to our Investor Relations page of our website. Now, all these statements of this call related to earnings and earnings per share refer to diluted earnings and earnings per share.

And with that, I will now turn the call over to American Water’s President and CEO, Susan Story.

Susan N. Story

President, Chief Executive Officer & Director, American Water Works Co., Inc.

Thanks, Ed. Good morning, everyone, and thanks for joining us. Today, our CFO, Linda Sullivan will cover in detail the fourth quarter and full-year financial results; and our COO, Walter Lynch, will give key updates on our operations.

2018 was a very eventful year for American Water, beginning with historic tax reform, the conclusion of several key rate cases and active acquisition year in both Regulated and Market-Based Businesses, the sale and discontinuation of a few market-based business lines, and a sharp focus on deploying smart technology and excelling at business fundamentals. Through it all, we’ve further strengthened our low-risk and predictable growth story.

We experienced continued growth in our Regulated Businesses from investments, acquisitions and organic growth. Our Market-Based Businesses achieved very strong year-over-year growth less the Keystone impairment and provided increased cash to our overall business. Our $3.30 adjusted EPS is an 8.9% increase over adjusted 2017 EPS. We are affirming our 2019 EPS guidance range of $3.54 to $3.64 per share and we continue our focus on achieving the top-half of our 7% to 10% EPS growth CAGR guidance through 2023.

Our fundamental story at American Water remains the same, and our performance is consistent as we report another strong year of results for 2018. The capital investment we make in Regulated operations continues to be the foundation for our growth. More than $0.5 billion of the total of $2 billion that we invested in 2018 was for Regulated infrastructure improvement, with almost $400 million for acquisitions, including our acquisition of Pivotal.

Let me mention a few of our 2018 highlights. First and most importantly, we continue to be a safer company in which our employees work. We finished 2018 with fewer employee injuries than in any other year reported in our company’s history, but we won’t be satisfied until we have zero injuries throughout our business.

We continued our commitment to the highest levels of water quality, the environment and our customer safety by leveraging new and groundbreaking technologies. We have installed additional surface water monitoring panels at all of our major surface water intakes and we are working on a comprehensive data analytics strategy that will enhance our ability to detect issues and respond accordingly. This will enhance the protections we provide to our customers. Phases II and III of these systems scheduled for this year will utilize artificial intelligence and machine learning.

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

We are also implementing technology tools for our front-line employees that will enhance communication and mobility to empower our people to significantly improve our customer experience. And as we invest, we work to lower O&M costs and deploy capital as efficiently as possible, while also leveraging our buying power and strategic sourcing to drive cost savings. Walter will talk a bit further about these in just a moment.

We also experienced strong customer growth. We added 25,000 new customers in the Reg Business through closed acquisitions and organic growth. We have an additional 61,000 customer connections under agreement for acquisitions pending regulatory approval. Our portfolio of Market-Based Businesses also provided strong growth by leveraging our core competencies, using little to no capital and generating healthy cash flows.

We completed the $365 million acquisition of Pivotal, welcoming 650,000 new customers. In our legacy Homeowner Services organization, we launched partnerships with Philadelphia and Fort Wayne, Indiana, and received intent to award notices for new partnerships with San Francisco, Toledo, Ohio and Pinellas County, Florida. We also added our 14th military base with the addition of Fort Leonard Wood Army Base in Missouri. And we took steps to optimize our Market-Based Businesses, selling the majority of our Contract Services and narrowing Keystone Clearwater’s operations to its most predictable and profitable water transfer business.

With that, I’ll turn it over to Walter.

Walter Lynch

Executive Vice President and Chief Operating Officer, American Water Works Co., Inc.

Thanks, Susan. Good morning, everyone. As Susan mentioned, our Regulated Businesses had a strong year all around with historic capital investments, strategic acquisitions and continued O&M efficiency that benefits our customers.

Turning to slide 8, there was a significant amount of progress on the regulatory front throughout 2018 and continuing into 2019. Let me start with the New Jersey rate case. In October, New Jersey American Water received an order finalizing its rate case, which was driven by more than $868 million in capital investment since our last rate case in 2015. The new rates represent a $40 million annual increase in water and wastewater revenue, with an authorized return on equity at 9.6% at an equity ratio of 54%, up from 53% in the last case.

The Board of Public Utilities also approved the roll-in of a $35 million Distribution System Improvement Charge. New Jersey American Water is providing briefs on the single issue not covered by the settlement, namely the rate recovery of the acquisition adjustments for the Haddonfield and Shorelands acquisitions. We expect the decision by the end of the second quarter.

Pennsylvania American Water received an order for its rate case with an authorized return on equity of 10% with an equity ratio of 53.75%. These new rates were effective in January 1, 2018 and represent approximately $1.3 billion in investments to protect public health in more than 400 communities served by Pennsylvania American Water.

In May, Missouri American Water received an order finalizing their rate case, resulting in approximately $38 million in additional annualized revenue with an authorized return on equity of 10% at an equity ratio of 52.8%. The rates were driven by approximately $255 million in investments since our last rate case.

In mid-December, California American Water received an order finalizing its rate case for the period 2018 to 2020. The order approved approximately $171 million of capital investment during this three-year period. As a reminder, the return on equity of 9.2% at an equity ratio of 55% were approved in a separate cost of capital proceeding. These rates are retroactive to the beginning of 2018.

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

We also received approval of our request for a pilot program, which waives the customer service fee for payments made by credit card, rate consolidation of several systems in Northern and Central California, and a continuation of our Low Income Ratepayer Assistance program. In a separate proceeding, we received approval for the Monterey Peninsula Water Supply Project, which is a critical water supply solution for more than 40,000 customer connections.

Moving to 2019. In West Virginia, we received approval of a settlement agreement earlier this month with an authorized return on equity of 9.75% at an equity ratio of 48.4%. This case was driven by the company’s ongoing infrastructure investments of more than $200 million since its last rate case in 2016. Additionally, the company’s Distribution System Improvement Charge, or DSIC, will be reset to provide for additional investment. This DSIC surcharge will be offset by the Tax Cuts and Jobs Act.

In Maryland, we received approval of a settlement agreement for new water rates earlier this month with an estimated return on equity of 9.9% at an equity ratio of 48.66%. The case was driven by $18 million of investment made since 2015. During that time, the company constructed a new 90 million gallon reservoir and intake. This new reservoir is now in service and provides a long-term safe and reliable water supply and economic opportunity for that region.

On slide 9, you can see that there continues to be substantial progress on the legislative side as well. In Indiana, Act 362, the Indiana Water Commitment Act, was approved in 2018. It focuses on environmental permitting and State Revolving Loan Funds with periodic reviews for utilities, ensuring adequate investment, rate and environmental compliance.

In Pennsylvania, there were developments on three separate acts. Act 120 became effective in December of 2018. It allows a water utility to include the replacement costs for customer-owned lead service lines in rate base. Act 58 clarifies the Public Utility Commission’s authority to approve alternate rates and rate-making mechanisms, such as decoupling mechanisms, performance-based rates, formula rates and multi-year plans. Act 12 pertaining to fair market value was constructively clarified and allows for communities to monetize their assets and redirect the proceeds for other projects like streets, parks and equipment for first responders.

Illinois Fair Market Value legislation was expanded and extended from 5 years to 10 years, continuing to allow utilities to acquire systems and streamline the regulatory approval process. Maryland and Iowa have also enacted similar Fair Market Value legislation. We now have eight states within our regulatory footprint with this enabling legislation.

In California, three bills were signed that benefit communities and water and wastewater customers by removing barriers for communities to seek solutions. On the federal side, the Water Infrastructure Act was signed into law in 2018. The results of this law include policies that set a course for enhanced water compliance and improved management for water systems across the country. All of these efforts help our company provide solutions to water and wastewater challenges across our footprint.

Turning to slide 10. 2018 was also a great year for growth. We welcomed more than 14,000 customer connections through closed acquisitions, most recently in Roxbury, New Jersey and Sheridan, Indiana. We also welcomed 11,000 customer connections to organic growth and we’ll welcome another 61,000 customer connections through 23 signed agreements in 10 different states. This again highlights our ability to grow across our footprint, as we continue to provide solutions for communities.

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

Turning to slide 11, our smart investments must be balanced by efficient operations and capital deployment. In 2018, we invested $1.5 billion in our Regulated operations. Investment remains critical to ensure reliable service, but for us it’s also about affordable service. We continue to make progress towards our long-term O&M efficiency target of 31.5% by 2023. You can see the progress we made in our O&M efficiency ratio going from 46.1% in 2010 to 35.6% in 2018.

To put this effort into perspective, our adjusted O&M expenses are only slightly higher today than they were in 2012, with the compound annual growth rate at just 0.6%. During that time, we’ve invested more than $7 billion in our infrastructure and added about 150,000 customer connections. We’re extremely proud of how we’re managing our O&M expenses. For example, our corporate supply chain group partnered with our technology and innovation team in 2018 to deliver $1.4 million in [ph] telecom (14:50) savings through improved contract terms. We expect these savings to continue through 2019.

On slide 12, we’re pleased to announce a few of our notable accomplishments during the final quarter of 2018. Our water supply project at Monterey received two distinguished awards. It was chosen as the environmental project of the year by the local chapter of the American Public Works Association. And it also won an award from the Association of Environmental Professionals. Each year, this organization awards projects that best align with California’s environmental focus. Also, our reservoir in Maryland is now a finalist for the Maryland Engineering Excellence award.

And finally, Missouri American Water recently received funding from the EPA’s WIFIA program for projects in Joplin and St. Louis. The project in Joplin is a much needed 12 billion gallon reservoir that will ensure a reliable water supply for the 240,000 people in that service area. In St. Louis, we’ll be replacing 100 miles of mains and lead service lines. The WIFIA program accelerates investment in our nation’s water infrastructure by providing long-term, low-cost supplemental loans for regionally and nationally significant projects.

With that, I’ll turn the call over to Linda for more detail on our financial performance.

Linda G. Sullivan

Executive Vice President and Chief Financial Officer, American Water Works Co., Inc.

Thank you, Walter, and good morning, everyone. Let me start with our fourth quarter and full-year 2018 financial results on slide 14. For the quarter, GAAP earnings were $0.62 per share, compared to a loss of $0.01 in the same period last year. In the fourth quarter of both years, we adjusted GAAP earnings for the re-measurement of deferred taxes resulting from the Tax Cuts and Jobs Act.

You may recall that due to the complexity of the Act, the SEC provided companies a one-year window to finalize their estimates. We have now completed that process and recorded a $12 million or $0.07 charge in the fourth quarter of 2018 for the final re-measurement. Excluding this item in both years, adjusted fourth quarter earnings were $0.69 per share, flat to the prior year as we expected, mainly from a $0.05 favorable depreciation adjustment in the fourth quarter of 2017, and I will discuss the quarter in more detail in a moment.

Our full-year GAAP earnings were $3.15 per share in 2018, which includes several adjustments: the re-measurement of deferred taxes I just discussed; the gain from sale of the majority of contract operations; the impairment at Keystone; and the final favorable insurance settlement related to the Freedom Industries chemical spill. Excluding these items and similar items in 2017, our adjusted earnings were $3.30 per share, up 8.9% over adjusted earnings in 2017.

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

Turing to slide 15, let me discuss the fourth quarter adjusted results in more detail. Our Regulated Businesses were up $0.05 in total. Revenue was up $0.18 from rate authorizations to support capital investments, acquisitions and organic growth. This revenue was reduced by the $0.16 impact from the lower federal tax rate expected to benefit Regulated customers. O&M expense increased $0.05 in total with about $0.02 supporting Regulated acquisitions and growth, and the remainder related to timing of certain maintenance and repairs, including tank painting expenses in New Jersey.

Depreciation expense increased $0.09, $0.04 from investment growth and $0.05 from the benefit recorded in the fourth quarter of 2017 to reflect the full-year new depreciation rates approved in Illinois, as I mentioned earlier. And income tax expense was favorable $0.16 from the lower federal tax rate.

Turning to our Market-Based Businesses, they were down $0.01 in total with the impact from Keystone’s final closeout of the construction business more than offsetting growth in our Homeowner Services Group. The parent company was down $0.04 from two items, half from the lower tax yield on interest expense from the lower federal tax rate and about half from a tax return true-up in the fourth quarter of 2018.

Turning to slide 16, our full-year 2018 adjusted earnings were $3.30 per share, an 8.9% increase over 2017 adjusted earnings. We had strong growth across the company in 2018 with our Regulated operations up $0.23 per share from investments and acquisition growth; our Market-Based Businesses up $0.09 primarily from growth in Homeowner Services, including the Pivotal acquisition and the positive impact from tax reform; and the parent was down $0.05, mainly from the lower tax yield on interest expense. Overall, a strong year with consistent execution across all businesses and that can only happen with the dedicated commitment of our employees across the company.

Turning to slide 17, Walter reviewed our rate case activity for 2018 and 2019, and that activity resulted in a total of $201 million in new annualized revenues effective since January 1, 2018. This includes $171 million of new annualized revenue in 2018 and $30 million from new annualized revenue so far in 2019. We are also awaiting final orders on three rate cases and one infrastructure charge for a total outstanding revenue request of $45 million.

Slide 18 highlights our key financial performance metrics that continue to create customer and shareholder value. We invested capital of $2 billion in 2018, including $1.5 billion of Regulated system improvements to better serve our customers and $33 million in closed Regulated acquisitions that added 14,000 new customer connections. These investments increased our estimated rate base at year-end 2018 to $12.6 billion, an 8.7% increase from the prior year.

We also completed the $365 million acquisition of Pivotal and the remaining $100 million was primarily for our new headquarters building. And as a reminder, our headquarters building is eligible for up to $164 million in New Jersey tax credits that will be paid out over the next 10 years. And importantly, we estimate this move to be revenue-neutral for our Regulated customers.

Our cash flow from operations held steady even with the impact of tax reform. This was due to our strong adjusted net income growth and the increase in cash flow from our Market-Based Businesses, mainly from the Pivotal acquisition. Also, we continue to expect to begin to pay cash taxes late this year and be a full-year cash tax payer in 2020. So, what does that mean from a cash flow perspective? It means that given the continuation of accelerated depreciation, repairs and other deductions, we expect cash taxes to be roughly half of our booked taxes beginning in 2020 under our long-term plan.

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

Our adjusted return on equity improved from 9.9% to 10.1%. Our weighted average authorized return on equity across our regulated footprint is approximately 9.8% with a weighted equity ratio of about 51.5%. And I’d like to note that the equity ratio represents an increase of more than 1 full percentage point from year-end 2017. Our actual adjusted ROE of 10.1% reflects the continued value of our Market-Based Businesses and our Regulated Businesses efforts to narrow the gap between authorized and achieved returns through a continuous improvement culture that focuses on both O&M and capital efficiency.

We’ve been a top leader in dividend growth. We’ve grown our dividend at a robust 10% for six consecutive years and we expect to grow our dividend over the next five years at the top of our 7% to 10% EPS growth range, subject to board approval. Also, we continue to target a dividend payout ratio of 50% to 60% of earnings.

Turning to slide 19, we are today affirming our 2019 EPS guidance range of $3.54 to $3.64 per share. At the guidance midpoint, that represents an 8.8% increase over 2018 adjusted EPS. The major variables included in our guidance range are consistent with what we’ve shown you before, with plus or minus $0.06 of normal weather variability being the most significant. Events or variations outside of these ranges could cause our results to differ.

In our 2019 through 2023 financial plan, we are affirming EPS growth in the top-half of our 7% to 10% compound annual growth rate, while investing capital in the range of $8 billion to $8.6 billion mainly for our Regulated customers. And, with our strong balance sheet, we do not see a need to issue additional equity under normal operating condition.

With that, I’ll turn it back over to Susan.

Susan N. Story

President, Chief Executive Officer & Director, American Water Works Co., Inc.

Thank you, Linda. American Water has created a foundation based on continued execution of our strategies, and this navigates us through market ups and down and drives our long-term success. At a recent business dinner, a non-utility colleague asked me directly, so with your valuation, why should I invest in American Water? I laid out our investment thesis, as summarized on this side, which many of you are familiar with but of which we never tire discussing. There are too many of these to address on this call, but as always, we will be happy to engage with you at a later time on any or all of these factors.

And all this is due to the 7,100 people who are American Water. Once again, when sub-zero temperatures hit in early January of this year, our folks were out there working 24 hours a day, so that our customers had the precious resource of water at their faucets as well as critical fire protection and sanitation services.

We had main break challenges throughout the Midwest, mid-Atlantic and Northeast, but none more dramatic than in Iowa and Upstate Michigan, where temperatures dipped to minus 25 degrees with minus 50 degree wind chills. While we only worked emergencies during this brutal cold, we doubled and tripled crew sizes to enable very short work cycles and we provided the best protective equipment possible to ensure employees safety as they heroically worked these temperature-induced breaks. These folks are amazing, and they are the heart and soul of what makes us successful.

It is our firm belief that companies do well by doing good. More and more employees, customers and investors seek to align themselves with companies who have responsible policies, make a positive impact in their communities, lead in protecting the planet, invest in their employees and operate in an open and transparent manner. We believe that when you do these things responsibly, long-term financial sustainability follows.

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

It was just announced last week that, for the second year in a row, American Water was named to Barron’s 100 Most Sustainable Companies. This year, we ranked highest of all utilities of any type, coming in at number 23, up from 36 last year. It was also announced last month that we were selected for the 2019 Bloomberg Gender-Equality Index, one of only 230 companies globally. And as shown on this chart, these recognitions joined others such as our inclusion in last year’s NAACP inaugural index [ph] find (27:05).

We’ve been in business for 133 years and we want to be in business for at least that many more. We have succeeded through world wars, market swings, company ownership changes, macro technology disruptions, and the full continuum of political and regulatory policy. We have provided our shareholders with 140% TSR over the past five years. We have provided clear and transparent insight into our future with decades of needed investments.

We have a strong history of executing on our strategy through efficiencies in both O&M costs and capital deployment. Our Regulated capital investment is low-risk, consisting of over 100 different water projects per year, reducing the overall risk of any single project to our plan. And our commitment to our shareholders continues through dividend growth guidance at the high-end of our 7% to 10% EPS growth guidance.

History matters, experience matters and predictability matters, and that’s why we’re confident in our business and growth for the future. Thank you. And we’re happy to take your questions.

QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions] The first question comes from Angie Storozynski with Macquarie Research. Please go ahead.

Angie Storozynski	Q
Analyst, Macquarie Capital (USA), Inc.

Thank you very much. Great results, as always. I have a question about your Market-Based Businesses. How is the Pivotal acquisition or its integration into your business going on? I mean, versus your original growth plans for this platform, I mean, what are you seeing now? And then, secondly, how should we think about Keystone’s earnings contributions embedded in your 2019 guidance? Thank you.

Susan N. Story	A
President, Chief Executive Officer & Director, American Water Works Co., Inc.

Well, I will start Angie and then Linda can pick up. So the Pivotal integration has really gone exceedingly well, better than actually we thought it would, culturally a great fit. As you saw from the numbers that Linda presented, a very, very good year for the entire Homeowner Services organization, and Pivotal was part of that, as well as the legacy Homeowner Services which actually won five key partnerships, which has a tremendous impact on the future profitability and cash that we get from that business.

And before I turn it over to Linda to talk about the financials, just quickly on Keystone. So, as we mentioned on the third quarter call, so we had shut down the trucking of water business and the construction business, and we’re focusing on water transfer only. And as we pointed out, it was the most predictable and profitable. But one thing

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

to-date, even this year, we are seeing that hypothesis prove out with a very strong year in water transfer thus far in 2019. And as Linda said, you saw a little bit at the end of [ph] 2014 (30:19) impact financially as we’re taking finally closing out the entire construction business.

Linda G. Sullivan	A
Executive Vice President and Chief Financial Officer, American Water Works Co., Inc.

Yeah. I could add to that. Angie, in terms of the Pivotal integration, as Susan said, it’s going very well. And in terms of our financial projections, they are coming in as expected. And so we stand by our original projections that are included in the five-year plan.

From a Keystone perspective, again, as Susan mentioned, we closed out the construction business in the fourth quarter and so the bulk of that was impacted fourth quarter. We are seeing early this year the results as we anticipated and so we’re excited about that and we’ll update you more in the first quarter.

Angie Storozynski	Q
Analyst, Macquarie Capital (USA), Inc.

Great. And my follow-up question may be a little bit unfair, I admit it. So your another large water company is about to have a very big equity issuance. Granted that it is to finance a gas acquisition, but do you think that that will have a negative impact on your stock or your valuation? Do you think that just purely from the funds flow perspective, this money would be coming in from your stock or do you think that this diversification into the gas utility sector is actually going to attract a different source of money?

Susan N. Story	A
President, Chief Executive Officer & Director, American Water Works Co., Inc.

Well, Angie, as always, we don’t comment on other companies. But I will tell you, in terms of American Water, the space for water is very scarce as you know and also, for us, we are seeing a significant growing focus on ESG, and being a water utility positions us very strategically in that space. We’re seeing a lot of interest, as you probably noticed, globally, not just with utility funds but global infrastructure, global environment fund.

So there is a lot of money looking for good places to go. We think we’re the best place for that money to go. And so we’re just going to continue telling our story and we think there’s a lot of interest, given the story that we’ve got and the proven execution on the strategies and the fundamentals that we try to exhibit every year, every quarter, every day.

Angie Storozynski	Q
Analyst, Macquarie Capital (USA), Inc.

Very good. Thank you.

Operator: Okay. The next question comes from Durgesh Chopra with Evercore ISI. Please go ahead.

Durgesh Chopra	Q
Analyst, Evercore ISI

Hey, team. Good morning.

Susan N. Story	A
President, Chief Executive Officer & Director, American Water Works Co., Inc.

Morning.

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

Durgesh Chopra	Q
Analyst, Evercore ISI

So, just to start off, I have two questions. First, in the quarter, just is it fair to assume that when I look at the parent Other segment quarter-over-quarter, majority of that $0.04 lower earnings contribution is tax reform-related. So, that’s sort of a one-time event. And as we’re looking to do our 2019 models, that should pretty much go away?

Susan N. Story	A
President, Chief Executive Officer & Director, American Water Works Co., Inc.

Yeah, absolutely. $0.02 in the quarter was associated with tax reform, and then when you move into 2019, that will be comparable year-over-year. And the other $0.02 was associated with a tax return true-up that we had in the fourth quarter. Generally we true-up either in the third or fourth quarter of each year.

Durgesh Chopra	Q
Analyst, Evercore ISI

Perfect. Thanks. And then, just going back to Walter, any color on the acquisition adjustment hearings, any more color? I don’t know if you can provide maybe perhaps what rate base that is. And then just what are we assuming in 2019 guidance as it relates to what might be the outcome of those hearings?

Walter Lynch	A
Executive Vice President and Chief Operating Officer, American Water Works Co., Inc.

Yeah. Durgesh, just briefly on the adjustments, we submitted briefs and we’re going continue to work with the Board of Public Utilities to provide our side of the story as to why there should be recovery on those acquisitions. And as I said, we’re looking at the end of the first quarter, second quarter for the decision to come off from the BPU. Can’t give a whole lot of more guidance on that at this point.

Durgesh Chopra	Q
Analyst, Evercore ISI

Yeah. That’s fair. Thank you, guys.

Susan N. Story	A
President, Chief Executive Officer & Director, American Water Works Co., Inc.

Thanks, Durgesh.

Operator: Okay. The next question comes from Richard Verdi with Coker & Palmer. Please go ahead.

Richard A. Verdi	Q
Analyst, Coker & Palmer, Inc.

Hey. Good morning, guys. Thank you for taking my call, and great quarter.

Susan N. Story	A
President, Chief Executive Officer & Director, American Water Works Co., Inc.

Thanks, Rich.

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

Richard A. Verdi	Q
Analyst, Coker & Palmer, Inc.

I wanted to follow up actually on your first caller’s first inquiry. I had a very similar question. But I want to bring it back to the fourth quarter that was reported and kind of just give a little bit of an explanation for. So, on a consolidated basis, the company beat our top-line estimate.

But when I break it down and I look at the Regulated revenue, American (sic) [American Water] (35:09) reported $717 million, that’s exactly what we have. And the $30 million outperformance came on the non-Regulated side. And my thinking is, well, maybe I didn’t capture – maybe there were sales in there from the Keystone trucking and construction sale that maybe I should have ticked up. Or it could have come from added strength from Pivotal that it just came in better than expected.

So I’m wondering if you could just share and give a little bit more detail how much of that non-Regulated sales for the quarter, how much of that was from the Keystone construction and trucking? Did we just tick it up for October? And then, how much of it was really from that Pivotal strength? Because going forward, modeling, I don’t want to underestimate Pivotal obviously and I don’t want to add in trucking and construction when it’s no longer going to be there.

Linda G. Sullivan	A
Executive Vice President and Chief Financial Officer, American Water Works Co., Inc.

Yeah. Richard, this is Linda. And if you look in the appendix to the slide, on slide 30, we included additional detail on revenue because of all of the moving parts in the fourth quarter. And you can see on that slide that HOS from a revenue perspective was up $76 million in revenue and that was due to the better results at HOS as well as the integration of Pivotal.

Keystone was up $6 million year-over-year or from a quarter perspective – I’m sorry, this is the full year. $6 million, Keystone was up and that’s primarily from the increase in the water transfer business. And then we had lower revenue results from military services, this is from lower capital upgrades as well as our Contract Services Group from the sale of that group this year. So, that is included in the breakdown for revenue on page 30 and I think that’ll help you.

Susan N. Story	A
President, Chief Executive Officer & Director, American Water Works Co., Inc.

For clarification, Rich, we did not sell Keystone’s construction business or trucking. We shut it down. There was no revenue that was related to that. And in our non-GAAP earnings, we did not include the benefits from the sale of CSG. We simply did not include that, nor did we include a positive outcome from an interim sale. So, what Linda said is, as you look at that chart, this is truly from ongoing operations. This does not include any revenues from one-time sales.

Richard A. Verdi	Q
Analyst, Coker & Palmer, Inc.

Got it. Okay. I’m sorry, did I say – I meant to say shut it down. I’m sorry, I misspoke. I’m trying to think

Susan N. Story	A
President, Chief Executive Officer & Director, American Water Works Co., Inc.

That’s okay.

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

Richard A. Verdi	Q
Analyst, Coker & Palmer, Inc.

Got it. Got it. Okay. Thank you for that. And then, the second question is for the Regulated acquisition front. I’m just wondering if there are any states where the company is more heavily focused the next five years. And the reason why I ask that is because I noticed just the other day that the New Jersey Assembly and the Senate approved a bill where local governments are going to be allowed to tax homeowners and companies that have very large paved surfaces, because the pollutants from those surfaces are seeping into the water systems. And so, the extra tax revenue is going to be used for upgrading water systems and what have you.

But thinking about it, I mean no one wants extra taxes, right, higher taxes. And so, that’s going to be very supportive of privatization. And then when you think about – so you think about that New Jersey, you think about [ph] WIFIA (38:46), you think about the Water Accountability Act (sic) [Water Quality Accountability Act] (38:47), you think that American Water is headquartered in New Jersey, you would think logically, wow, this is very supportive on the Regulated acquisition front for American to really dive deeper into New Jersey. But at the same time, the company also wants to remain diversified.

So, just wondering if you could give us just some sort of color on that Regulated acquisition front, if maybe you are leaning more towards New Jersey or if there are any other states maybe you’re more heavily focused on in the next five years?

Walter Lynch	A
Executive Vice President and Chief Operating Officer, American Water Works Co., Inc.

Great question, Rich. Thanks for that. We’re focused on growing really across our footprint. And I think as I said, we closed 23 acquisitions in 10 states, which shows that we’re focused on growing across our footprint. Our state teams are leading this charge and they’re focused on, again, providing solutions for communities in need, and that’s really what we’re focused on.

Yes, there are some great states, New Jersey, Pennsylvania, Missouri, Indiana, Illinois, that really have advanced I think the notion of private water companies providing solutions. And you look at all the Fair Market Value legislation out there, that’s encouraging us to do these kind of acquisitions. So we’re really excited about the growth opportunities. As we said before, we have over 500,000 customer opportunities in our pipeline and that’s because we’re providing solutions. And our communities recognize that and it’s just something we’re all very, very proud of.

Susan N. Story	A
President, Chief Executive Officer & Director, American Water Works Co., Inc.

And Rich, you bring up a really good point that I think is going to be an ongoing policy move throughout the United States, which is the actions that New Jersey is taking with all the concerns about contaminants and with all of the focus on the perfluorochemicals especially. We think that with the Water Quality Accountability Act, with the things that are happening, you are correct, this does position us not just in New Jersey, but in all of our states because, for example, on the perfluorochemicals, and that’s the generic name for whether you’re talking about PFOAs or PFNAs or any of these type of chemicals.

And why that’s interesting is that, while there was a lot of discussion around the EPA’s position to not immediately form a maximum contaminant level, what most people may not understand is EPA does currently have a non-enforceable health advisory of 70 parts per trillion. While at American Water we don’t wait for maximum contaminant level, when the EPA has health advisories, we actually ensure that our systems are consistent with that.

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

So we’re already meeting the existing EPA health advisory. We test for it, we check for it, before it even becomes an MCL. Now, I don’t know what that number is for municipalities. I don’t know what that number is for other companies. But I think your broader point which is, as we see this in New Jersey and you see this, as we think that that will become an issue everywhere in all of our states, we’re starting to see a lot of concern about these contaminants.

And as Walter said, when we talk about being a solutions provider, it’s not just buying assets and providing hopefully better service when we go in, because this is all we do, water and wastewater, but it’s also providing critical help solutions for things like emerging contaminants. And also as Walter said in his comments, in some of our states, we’re actually seeing the ability for us to go in and replace customer lead service lines even if the lead is not in our pipes, because we can do it more cheaply as we’re replacing our pipes.

So, that’s the broader story around us being a solutions provider. And I think what you mentioned is going to be an increasing theme across this country as there’s more and more concerns in all the states about these contaminants.

Richard A. Verdi	Q
Analyst, Coker & Palmer, Inc.

That’s very interesting and excellent color. I really appreciate the time, guys. Great quarter, great color and thank you very much.

Susan N. Story	A
President, Chief Executive Officer & Director, American Water Works Co., Inc.

Thank you.

Operator: Okay. This concludes our question-and-answer session. I would like to turn the conference back over to Susan Story for any closing remarks.

Susan N. Story

President, Chief Executive Officer & Director, American Water Works Co., Inc.

Thank you, Phil, and thanks to everybody for participating in our call today. As always, we value you as our investor owners and as the financial analysts who research our company for the benefit of your clients and their financial futures. We will always be open and transparent in all of our discussions and dealings with you, because we want you to have complete confidence in your decisions around our company and the investments in our stock. If we’ve not been able to address your questions or you have additional questions, please call Ed or Ralph and they’ll be happy to help.

We look forward to talking to you again in our 2019 first quarter earnings call that will be on May the 2nd and our Annual Stockholders’ Meeting, which will take place on Friday, May the 10th. Thanks again for listening. We hope everybody has a great rest of your week.

Operator: The conference is now concluded. Thank you for attending today’s presentation. You may now disconnect.

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American Water Works Co., Inc. (AWK)	Corrected Transcript
Q4 2018 Earnings Call	20-Feb-2019

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